OPTION AGREEMENT
                                ----------------


THIS AGREEMENT made as of the 23th day of July, 2003.
--------------

B E T W E E N:

     MONACO GROUP INC., a corporation  incorporated  under the laws of the State
     -----------------
     of Delaware, whose address is 20A Voyager Court South, Etobicoke, Ontario, Canada, M9W 5M7

     (hereinafter referred to as the "MONACO")
                                      ------
                                                              OF THE FIRST PART;
                                                              ------------------
     - and -

     PETER NELIPA, whose address is 1107 Athol St., Whitby, Ontario, L1N 4A6
     ------------

     (hereinafter referred to as the "PETER")
                                      -----
                                                             OF THE SECOND PART;
                                                             -------------------
     - and -

     SUZANNE LILLY, whose address is 25 Ardrossan Place, Toronto, Ontario, M4N
     -------------
     2X2

     (hereinafter referred to as the "SUZANNE")
                                      -------
                                                              OF THE THIRD PART;
                                                              ------------------
     - and -

     TARAGH BRACKEN, whose address is 304 Dunlop St. E., Whitby, Ontario, L1N
     --------------
     1S4

     (hereinafter referred to as the "TARAGH")
                                      ------

                                                              OF THE FORTH PART.
                                                              ------------------


WHEREAS PETER, SUZANNE, and TARAGH are directors of MONACO;
-------

AND WHEREAS PETER, SUZANNE, and TARAGH are also shareholders of MONACO owning
-----------
80,000 shares, 75,000 shares and 60,000 shares of MONACO common stock, respectively (the "Shares");

AND WHEREAS PETER, SUZANNE, and TARAGH received the Shares from MONACO in
-----------
exchange for their services relating to founding and organizing MONACO;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:


1.   AGREEMENT TERM
-------------------

The term of this Agreement shall commence as of July 23th, 2003 (the "Effective Date") and shall expire on July 23th, 2005.


2.   BUY-BACK OPTION
--------------------

If during the term of this Agreement PETER, SUZANNE or TARAGH resigns as a director of MONACO (the "Resignation") or is terminated for cause (the "Termination"), MONACO shall have the option (the "Buy-Back Option") to purchase from the resigning or terminated director(s):

     a) up to 90% of all common shares owned by such director on the date of their Termination or Resignation at a purchase price per share equal to the director's average cost per share plus 10%, if the Termination or Resignation occurs on or before July 23th, 2004; or

     b) up to 75% of all common shares owned by such director on the date of their Termination or Resignation at a purchase price per share equal to the director's average cost per share plus 20%, if the Termination or Resignation occurs on or before July 23th, 2005.

The Buy-Back Option shall expire 180 days following the date of such Termination or Resignation. MONACO shall not have a Buy-Back Option if the Resignation or Termination occurs after July 23th, 2005.


3.   OPTION EXERCISING
----------------------

If MONACO chooses to exercise the Buy-Back Option, in whole or in part, granted in accordance with the terms of Section 2 of this Agreement, MONACO shall provide notice to such director(s) in accordance with Section 4 of this Agreement. MONACO shall have 5 days from the date of such notice to pay for the shares underlying the option exercised, by way of certified check or bank draft in US Dollars, the amount to equal that calculated in accordance with Section 2 of this Agreement.


4.   NOTICES
------------

Any notice required or permitted to be given under this Agreement shall be sufficiently given if in writing and delivered by registered or certified mail (return receipt requested), overnight courier (with confirmation of delivery), or hand delivered to the appropriate party at the address set forth below, or at such other address as such party may from time to time specify for that purpose in a notice similarly given:

               If to PETER:            Peter Nelipa
                                       1107 Athol St.
                                       Whitby, Ontario
                                       Canada, L1N 4A6

               If to SUZANNE:          Suzanne Lilly
                                       25 Ardrossan Place
                                       Toronto, Ontario
                                       Canada, M4N 2X2

               If to TARAGH:           Taragh Bracken
                                       304 Dunlop St. E.
                                       Whitby, Ontario
                                       Canada, L1N 1S4

               If to MONACO:           Monaco Group Inc.
                                       20A Voyager Court South
                                       Etobicoke, Ontario,
                                       Canada, M9W 5M7


5.   GOVERNING LAW
------------------

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereto hereby irrevocably attorns to the exclusive jurisdiction of the courts of Ontario in the event of dispute or action under this Agreement.




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






6.   SEVERABILITY
-----------------

The provisions of this Agreement shall be deemed severable, and if any provision of this Agreement is found to be invalid by any body of competent jurisdiction, such invalidity shall not affect the validity of the remaining provisions hereof.


7.   COUNTERPART
----------------

This Agreement may be executed in identical duplicate copies exchanged by facsimile transmission. The parties agree to execute two identical original copies of the Agreement after exchanging signed facsimile versions. Each identical counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.


8.   STATUS OF PARTIES
----------------------

The relationship of the parties under this Agreement shall be and at all times remain one of independent contractors. Neither party shall have the right to hold itself out to third parties as a representative of, or to enter into contracts on behalf of, the other party without the prior written consent of the other party. No agency is to be created by this Agreement.


9.   SECTION HEADINGS
---------------------

The section headings used in this Agreement are inserted for the purpose of convenience only and shall not be construed to limit or extend any provision hereof.


10.  ENTIRE AGREEMENT
---------------------

This Agreement constitute the entire agreement between Company and Distributor and supersede all prior agreement or understanding with respect to the subject matters hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by the parties hereto.


IN WITNESS WHEREOF the parties have executed this Agreement as of the 23th day
------------------
of July, 2003, at the City of Toronto, in the Province of Ontario.


                                       MONACO GROUP INC.
                                       -----------------

                                       Per:
                                           --------------------------
                                           Peter Nelipa, President and Director

                                       I have authority to bind MONACO




                                       --------------------------
                                       Suzanne Lilly



                                       --------------------------
                                       Taragh Bracken



                                       --------------------------
                                       Peter Nelipa




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